UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 21, 2024

OSI SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-23125	33-0238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OSIS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2024, the board of directors (the “Board”) of OSI Systems, Inc. (the “Company”) appointed Cary Okawa as the Company’s Chief Accounting Officer and principal accounting officer, effective on such date.

Mr. Okawa, 58 years old, has over 30 years of financial management and public accounting experience, most recently serving as our Vice President and Corporate Controller from August 2023 until present. Mr. Okawa has served as Chief Accounting Officer for various companies, including Binance.US from September 2022 to August 2023, Acorns Grow, Incorporated from April 2021 through September 2022, and Natural Products Group from October 2016 through March 2019. Mr. Okawa also previously served as our Vice President and Corporate Controller from July 2019 through April 2021. Additionally, Mr. Okawa was employed by PricewaterhouseCoopers LLP for 11 years in various positions including Senior Audit Manager. Mr. Okawa holds a Bachelor of Business Administration, Accounting degree from University of Hawaii – College of Business Administration and is a Certified Public Accountant.

Mr. Okawa does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Okawa and any other person pursuant to which Mr. Okawa was selected to serve as the Company’s Chief Accounting Officer and principal accounting officer. Mr. Okawa is not related to any member of the Board or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: August 23, 2024
	By:	/s/ Alan Edrick
Alan Edrick
Executive Vice President and Chief Financial Officer